UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2017

Cogint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 757-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 28, 2017, Cogint, Inc., a Delaware corporation (the “Company”), sent written notice (the “Notice”) to its stockholders of record on September 6, 2017 pursuant to Section 228(e) of the Delaware General Corporations Law (the “DGCL”) of the actions approved on such date by the holders representing a majority of the issued and outstanding shares of common stock, par value $0.0005 per share (the “Common Stock”) entitled to vote by written consent in lieu of a meeting. As soon as practicable, the Company will also prepare and file with the SEC and mail to its stockholders an Information Statement on Schedule 14C (the “Schedule 14C”) to comply with the notice requirements for actions taken by written consent under the Federal securities laws. Under the Federal securities laws, none of the corporate actions approved by the written consent may be taken until 20 days after the Schedule 14C has been mailed to the Company’s non-consenting stockholders.

The description of the Notice in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Notice, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No	Exhibit Description

99.1	Notice of Action Taken by Written Consent of Stockholders

Exhibit Index

Exhibit No	Exhibit Description

99.1	Notice of Action Taken by Written Consent of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2017	Cogint, Inc.

	By:	/s/ Derek Dubner
		Name:	Derek Dubner
		Title:	Chief Executive Officer